Exhibit 99.1

NETSCOUT SYSTEMS Reports Financial Results for Second Quarter Fiscal Year 2018

Company Announces New 25 Million Share Repurchase Authorization

WESTFORD, Mass.--(BUSINESS WIRE)--October 26, 2017--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of business assurance, a powerful combination of service assurance, cybersecurity, and business intelligence solutions, today announced financial results for its second quarter of fiscal year 2018 ended September 30, 2017.

“NETSCOUT’s second-quarter fiscal year 2018 results demonstrate solid execution on multiple fronts,” commented Anil Singhal, NETSCOUT’s president and CEO. “We exceeded our quarterly targets primarily due to stronger-than-expected orders from certain service provider customers. We have continued to see good adoption of our new ISNG platform in its software form factor from service providers who are using it to cost-effectively extend visibility. We were also pleased by the growing interest of customers and prospects in the many new products that we’ve recently launched.”

Notable second-quarter and recent operational highlights include:

  The NETSCOUT Board of Directors approved a new share repurchase program that will enable the Company to repurchase up to twenty five million shares of its common stock. This new program will become effective once the previously disclosed 20 million share repurchase program is completed. As of September 30, 2017, there were 970,650 shares available for repurchase under the existing program. The Company plans to acquire shares in open market transactions that may use a 10b5-1 plan, and may also repurchase shares via accelerated stock buyback programs, tender offers, privately negotiated transactions or by other means. Repurchases under this new program will be funded from one or a combination of existing cash balances, future free cash flow and indebtedness. NETSCOUT is not obligated to acquire any specific amount of common stock within any particular timeframe as a result of its new share repurchase program. The timing and amount of future repurchase activity under the new program will depend on market conditions, corporate considerations, debt agreements, and regulatory requirements. The new program may be modified, suspended or terminated at any time by the Board of Directors.
  In mid-September, NETSCOUT announced the nGenius® Business Analytics solution, which makes wired data consumable for Big Data applications in a scalable, cost-effective manner. nGenius Business Analytics is available today for service providers and is already in use with more than a dozen service provider customers.
  In early October, NETSCOUT announced the availability of the NETSCOUT nGenius® Packet Flow eXtender (PFX) software for service assurance and cybersecurity monitoring. Built on the NETSCOUT ISNG® platform, the PFX software complements the nGenius Packet Flow Systems product portfolio and delivers real-time, smart data technology that powers the company’s service and security assurance solutions.
  NETSCOUT recently introduced new features in the AirCheck G2 handheld wireless tester, which enables Wi-Fi professionals to better address performance problems on wireless networks.
  Last week, Arbor Networks, NETSCOUT’s security business, announced a suite of affordable, flexible advanced DDoS protection options for small and medium sized businesses that range from on-premise appliances to virtualized solutions and Amazon Web Services support for unified protection across hybrid cloud environments.
  During the second quarter, NETSCOUT acquired Efflux Systems, Inc., a privately held, Baltimore, Maryland-based cybersecurity firm that is using its machine learning and deep security expertise to detect post-exploit threat actor behavior within enterprise networks. The talent and capabilities at Efflux are now part of Arbor Networks in order to support the ongoing enhancement of Arbor Spectrum™ for advanced threat detection.
  The Efflux transaction is another important milestone in the ongoing development of Arbor Spectrum. In late July, NETSCOUT announced integration between its ISNG, its real-time information platform, and its network threat analysis solution, Arbor Networks Spectrum™. This solution brings NETSCOUT’s patented smart data technology to advanced threat detection, thereby promoting smooth collaboration between the network and security teams and faster detection and investigation of hidden network threats.

Q2 FY18 Financial Results

Total revenue (GAAP) for the second quarter of fiscal year 2018 was $256.9 million, compared with $272.0 million in the same quarter one year ago. Non-GAAP total revenue for the second quarter of fiscal year 2018 was $259.9 million versus $283.3 million in the same quarter one year ago. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue (GAAP) for the second quarter of fiscal year 2018 was $149.3 million, which was approximately 58% of total revenue. This compares with second-quarter fiscal year 2017 product revenue (GAAP) of $168.9 million, which was approximately 62% of total revenue. On a non-GAAP basis, product revenue for the second quarter of fiscal year 2018 was $150.0 million, which was approximately 58% of total non-GAAP revenue. This compares with second-quarter fiscal year 2017 non-GAAP product revenue $174.9 million, which was approximately 62% of total non-GAAP revenue.

Service revenue (GAAP) for the second quarter of fiscal year 2018 was $107.6 million, or approximately 42% of total revenue versus service revenue (GAAP) of $103.2 million, or approximately 38% of total revenue, for the same period one year ago. On a non-GAAP basis, service revenue for fiscal year 2018’s second quarter was $109.9 million, or approximately 42% of total non-GAAP revenue, versus non-GAAP service revenue of $108.4 million, or approximately 38% of total non-GAAP revenue, for the same quarter one year ago.

NETSCOUT’s loss from operations (GAAP) was $1.2 million in the second quarter of fiscal year 2018 compared with income from operations of $0.8 million in the comparable quarter one year ago. The Company’s second-quarter fiscal year 2018 (GAAP) operating margin was -0.5% versus 0.3% in the prior fiscal year’s second quarter. Second-quarter fiscal year 2018 non-GAAP EBITDA from operations was $51.8 million, or 19.9% of non-GAAP quarterly revenue, which compares with $67.0 million, or 23.6% of non-GAAP quarterly revenue in the second quarter of fiscal year 2017. Second-quarter fiscal year 2018 non-GAAP income from operations was $42.4 million with a non-GAAP operating margin of 16.3%. This compares with second-quarter fiscal year 2017 non-GAAP income from operations of $58.0 million and a non-GAAP operating margin of 20.5%.

Net loss (GAAP) for the second quarter of fiscal year 2018 was $2.5 million, or $0.03 per share (diluted) versus a net loss (GAAP) for the second quarter of fiscal year 2017 of $1.3 million, or $0.01 per share (diluted). On a non-GAAP basis, net income for the second quarter of fiscal year 2018 was $26.2 million, or $0.29 per share (diluted), which compares with net income for the second quarter of fiscal year 2017 of $36.4 million, or $0.39 per share (diluted).

As of September 30, 2017, cash and cash equivalents, and short and long-term marketable securities were $313.4 million, compared with $409.7 million as of June 30, 2017 and $464.7 million as of March 31, 2017.

During the second quarter of fiscal year 2018, NETSCOUT repurchased 3,022,355 shares of its common stock at an average price of $33.09 per share, totaling approximately $100.0 million in the aggregate.

First-Half FY18 Financial Results

  For the first half of fiscal year 2018, total revenue (GAAP) was $482.6 million and non-GAAP total revenue was $488.8 million versus total revenue (GAAP) of $541.0 million and non-GAAP total revenue of $561.2 million for the comparable six-month period of fiscal year 2017.
  Product revenue (GAAP) for the first six months of fiscal year 2018 was $264.1 million compared with $333.5 million in the year-ago period. Non-GAAP product revenue for the first six months of fiscal year 2018 was $265.5 million compared with $343.7 million in the same period one year ago.
  First-half fiscal year 2018 service revenue (GAAP) was $218.5 million versus $207.5 million in the same period last year. Non-GAAP service revenue for the first six months of fiscal year 2018 was $223.3 million compared with $217.5 million for the comparable period of fiscal year 2017.
  NETSCOUT’s loss from operations (GAAP) during the first six months of fiscal year 2018 was $34.8 million, compared with a loss from operations of $9.9 million for the comparable six-month period of fiscal year 2017. The Company’s first-half fiscal year 2018 operating margin was -7.2% versus -1.8% in the comparable period of fiscal year 2017. During the first two quarters of fiscal year 2018, the Company’s non-GAAP EBITDA from operations was $75.9 million, or 15.5% of non-GAAP total revenue versus non-GAAP EBITDA from operations of $118.1 million, or 21.0% of non-GAAP total revenue, in the first six months of fiscal year 2017. The Company’s non-GAAP income from operations for the first half of fiscal year 2018 was $56.9 million with a non-GAAP operating margin of 11.6%, compared with non-GAAP income from operations for the same period of fiscal year 2017 of $101.1 million and a non-GAAP operating margin of 18.0%.
  For the first six months of fiscal year 2018, NETSCOUT’s net loss (GAAP) was $26.7 million, or $0.30 per share (diluted) compared with a net loss of $10.3 million, or $0.11 per share (diluted) in the same six-month period one year ago. Non-GAAP net income for the first half of fiscal year 2018 was $33.8 million, or $0.37 per share (diluted) versus non-GAAP net income for the same period of fiscal year 2017 of $62.8 million, or $0.67 per share (diluted).
  During the first two quarters of fiscal year 2018, NETSCOUT repurchased a total of 5,802,788 shares of its common stock at an average price of $34.47 per share, totaling approximately $200.0 million in the aggregate.

Guidance:

NETSCOUT is leaving its fiscal year 2018 guidance, previously updated in July 2017, fundamentally unchanged with adjustments made only to reflect the impact of the Company’s year-to-date stock repurchase activity:

  NETSCOUT outlook for fiscal year 2018 revenue has remained unchanged. The Company’s fiscal year 2018 GAAP revenue is still expected to grow over fiscal year 2017, on a percentage basis, in the low single-digit range. The Company also continues to expect that fiscal year 2018 non-GAAP revenue will be relatively flat compared with fiscal year 2017.
  NETSCOUT now assumes a weighted average of approximately 89.9 million shares outstanding (diluted) for fiscal year 2018 versus the prior estimate of 90.6 million shares outstanding (diluted).
  Taking into account the updated assumption for weighted shares outstanding (diluted), NETSCOUT now expects that fiscal year 2018’s GAAP net income per share (diluted) growth over fiscal year 2017, on a percentage basis, will be in the range of approximately 115 percent to approximately 160 percent. This compares with the July 2017 guidance that called for fiscal year 2018 GAAP net income per share (diluted) growth in the range of approximately 110 percent to approximately 155 percent over fiscal year 2017. Taking into account the updated weighted average shares outstanding (diluted), non-GAAP net income per share (diluted) growth for fiscal year 2018 over fiscal year 2017 is still expected to be, on a percentage basis, in the high single-digit to low double-digit range.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NETSCOUT’s guidance is included in the attached financial tables.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its second-quarter fiscal year 2018 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at http://ir.netscout.com/phoenix.zhtml?c=92658&p=irol-irhome. Alternatively, people can listen to the call by dialing (785) 424-1877. The conference call ID is NTCTQ218. A replay of the call will be available after 12:00 p.m. ET on October 26, 2017 for approximately one week. The number for the replay is (800) 756-0554 for U.S./Canada and (402) 220-7213 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, non-GAAP operating margin, non-GAAP earnings before interest and other expense, income taxes, depreciation and amortization (EBITDA) from operations, non-GAAP EBITDA from operations margin, non-GAAP net income, and non-GAAP net income per share (diluted). Non-GAAP revenue (total, product and service) eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation, as well as revenue impacted by the amortization of intangible assets. Non-GAAP income from operations includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, stock-based compensation, and certain expenses relating to acquisitions including depreciation costs, compensation for post-combination services and business development and integration costs. Non-GAAP EBITDA from operations, which has been presented herein as a measure of NETSCOUT’s performance, includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition-related depreciation expense. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating profit, net income and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) is a leading provider of business assurance – a powerful combination of service assurance, cybersecurity, and business intelligence solutions – for today’s most demanding service provider, enterprise and government networks. NETSCOUT’s Adaptive Service Intelligence (ASI) technology continuously monitors the service delivery environment to identify performance issues and provides insight into network-based security threats, helping teams to quickly resolve issues that can cause business disruptions or impact user experience. NETSCOUT delivers unmatched service visibility and protects the digital infrastructure that supports our connected world. To learn more, visit www.netscout.com or follow @NETSCOUT on Twitter, Facebook, or LinkedIn.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the statements related to the financial guidance for NETSCOUT and the new 25 million share repurchase authorization, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; lower than expected demand for the Company’s products and services; the ability of NETSCOUT to successfully integrate the merged assets and the associated technology and achieve operational efficiencies; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and the Company’s subsequent Quarterly Report on Form 10-Q, which are on file with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2017 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue:
Product	$149,281	$168,873	$264,103	$333,462
Service	107,582	103,175	218,516	207,538
Total revenue	256,863	272,048	482,619	541,000

Cost of revenue:
Product	45,841	56,647	83,686	116,474
Service	28,402	27,863	57,119	55,070
Total cost of revenue	74,243	84,510	140,805	171,544

Gross profit	182,620	187,538	341,814	369,456

Operating expenses:
Research and development	58,509	61,046	117,475	121,597
Sales and marketing	77,266	76,706	162,627	158,294
General and administrative	29,495	31,527	59,367	62,454
Amortization of acquired intangible assets	18,298	17,559	36,681	35,131
Restructuring charges	291	(105)	458	1,929
Total operating expenses	183,859	186,733	376,608	379,405

Income (loss) from operations	(1,239)	805	(34,794)	(9,949)
Interest and other expense, net	(3,323)	(2,430)	(6,458)	(5,334)

Loss before income tax benefit	(4,562)	(1,625)	(41,252)	(15,283)
Income tax benefit	(2,094)	(359)	(14,562)	(5,019)
Net loss	$(2,468)	$(1,266)	$(26,690)	$(10,264)

Basic net loss per share	$(0.03)	$(0.01)	$(0.30)	$(0.11)
Diluted net loss per share	$(0.03)	$(0.01)	$(0.30)	$(0.11)
Weighted average common shares outstanding used in computing:
Net income loss per share - basic	88,589	91,919	89,878	92,628
Net income loss per share - diluted	88,589	91,919	89,878	92,628

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)

	September 30,	March 31,
	2017	2017
	(unaudited)

Assets
Current assets:
Cash, cash equivalents and marketable securities	$307,087	$442,772
Accounts receivable and unbilled costs, net	215,227	294,374
Inventories	36,956	40,002
Prepaid expenses and other current assets	77,606	77,318

Total current assets	636,876	854,466

Fixed assets, net	57,413	61,393
Goodwill and intangible assets, net	2,603,835	2,649,431
Long-term marketable securities	6,292	21,933
Other assets	13,509	14,290

Total assets	$3,317,925	$3,601,513

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$30,128	$37,407
Accrued compensation	62,776	77,607
Accrued other	35,144	34,579
Deferred revenue and customer deposits	269,644	310,594

Total current liabilities	397,692	460,187

Other long-term liabilities	10,297	8,765
Deferred tax liability	260,371	277,599
Accrued long-term retirement benefits	35,548	32,117
Long-term deferred revenue	81,660	86,595
Long-term debt	300,000	300,000

Total liabilities	1,085,568	1,165,263

Stockholders' equity:
Common stock	116	116
Additional paid-in capital	2,723,693	2,693,846
Accumulated other comprehensive loss	505	(3,472)
Treasury stock, at cost	(781,948)	(570,921)
Retained earnings	289,991	316,681

Total stockholders' equity	2,232,357	2,436,250

Total liabilities and stockholders' equity	$3,317,925	$3,601,513

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Six Months Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017	2016

Product Revenue (GAAP)	$149,281	$168,873	$114,822	$264,103	$333,462
Product deferred revenue fair value adjustment	719	3,130	716	1,435	4,475
Amortization of acquired intangible assets (2)	2	2,869	2	4	5,746
Non-GAAP Product Revenue	$150,002	$174,872	$115,540	$265,542	$343,683

Service Revenue (GAAP)	$107,582	$103,175	$110,934	$218,516	$207,538
Service deferred revenue fair value adjustment	2,361	5,218	2,375	4,736	10,001
Non-GAAP Service Revenue	$109,943	$108,393	$113,309	$223,252	$217,539

Revenue (GAAP)	$256,863	$272,048	$225,756	$482,619	$541,000
Product deferred revenue fair value adjustment	719	3,130	716	1,435	4,475
Service deferred revenue fair value adjustment	2,361	5,218	2,375	4,736	10,001
Amortization of acquired intangible assets (2)	2	2,869	2	4	5,746
Non-GAAP Revenue	$259,945	$283,265	$228,849	$488,794	$561,222

Gross Profit (GAAP)	$182,620	$187,538	$159,194	$341,814	$369,456
Product deferred revenue fair value adjustment	719	3,130	716	1,435	4,475
Service deferred revenue fair value adjustment	2,361	5,218	2,375	4,736	10,001
Share-based compensation expense (1)	1,587	1,511	1,229	2,816	2,504
Amortization of acquired intangible assets (2)	9,309	13,253	9,241	18,550	26,499
Business development and integration expense (3)	(340)	(68)	989	649	90
Compensation for post-combination services (5)	-	381	-	-	525
Acquisition related depreciation expense (6)	36	(12)	42	78	153
Non-GAAP Gross Profit	$196,292	$210,951	$173,786	$370,078	$413,703

Income (Loss) from Operations (GAAP)	$(1,239)	$805	$(33,555)	$(34,794)	$(9,949)
Product deferred revenue fair value adjustment	719	3,130	716	1,435	4,475
Service deferred revenue fair value adjustment	2,361	5,218	2,375	4,736	10,001
Share-based compensation expense (1)	12,598	11,678	10,231	22,829	19,810
Amortization of acquired intangible assets (2)	27,607	30,812	27,624	55,231	61,630
Business development and integration expense (3)	(1,244)	2,977	6,156	4,912	6,646
New standard implementation expense (4)	431	-	-	431	-
Compensation for post-combination services (5)	404	2,867	237	641	4,582
Restructuring charges	291	(105)	167	458	1,929
Acquisition related depreciation expense (6)	506	666	555	1,061	2,025
Non-GAAP Income from Operations	$42,434	$58,048	$14,506	$56,940	$101,149

Net Loss (GAAP)	$(2,468)	$(1,266)	$(24,222)	$(26,690)	$(10,264)
Product deferred revenue fair value adjustment	719	3,130	716	1,435	4,475
Service deferred revenue fair value adjustment	2,361	5,218	2,375	4,736	10,001
Share-based compensation expense (1)	12,598	11,678	10,231	22,829	19,810
Amortization of acquired intangible assets (2)	27,607	30,812	27,624	55,231	61,630
Business development and integration expense (3)	(1,244)	2,977	6,156	4,912	6,646
New standard implementation expense (4)	431	-	-	431	-
Compensation for post-combination services (5)	404	2,867	237	641	4,582
Restructuring charges	291	(105)	167	458	1,929
Acquisition related depreciation expense (6)	506	666	555	1,061	2,025
Other income	-	-	-	-	-
Income tax adjustments (7)	(15,001)	(19,544)	(16,220)	(31,221)	(38,072)
Non-GAAP Net Income	$26,204	$36,433	$7,619	$33,823	$62,762

Diluted Net Loss Per Share (GAAP)	$(0.03)	$(0.01)	$(0.27)	$(0.30)	$(0.11)
Share impact of non-GAAP adjustments identified above	0.32	0.40	0.35	0.67	0.78
Non-GAAP Diluted Net Income Per Share	$0.29	$0.39	$0.08	$0.37	$0.67

Shares used in computing non-GAAP diluted net income per share	89,525	92,716	92,209	90,980	93,337

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Six Months Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017	2016
(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$293	$266	$213	$506	$461
Cost of service revenue	1,294	1,245	1,016	2,310	2,043
Research and development	3,915	3,872	3,175	7,090	6,505
Sales and marketing	4,147	3,726	3,444	7,591	6,337
General and administrative	2,949	2,569	2,383	5,332	4,464
Total share-based compensation expense	$12,598	$11,678	$10,231	$22,829	$19,810

(2) Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
Total revenue adjustment	$2	$2,869	$2	$4	$5,746
Cost of product revenue	9,307	10,384	9,239	18,546	20,753
Operating expenses	18,298	17,559	18,383	36,681	35,131
Total amortization expense	$27,607	$30,812	$27,624	$55,231	$61,630

(3) Business development and integration expense included in these amounts is as follows:
Cost of product revenue	$(106)	$(68)	$439	$333	$90
Cost of service revenue	(234)	-	550	316	-
Research and development	(401)	-	1,123	722	-
Sales and marketing	(199)	24	1,176	977	34
General and administrative	(304)	3,021	2,868	2,564	6,522
Total business development and integration expense	$(1,244)	$2,977	$6,156	$4,912	$6,646

(4) New standard implementation expense included in these
amounts is as follows:
General and administrative	$431	$-	$-	$431	$-
Total new standard implementation expense	$431	$-	$-	$431	$-

(5) Compensation for post-combination services included in these amounts is as follows:
Cost of product revenue	$-	$113	$-	$-	$155
Cost of service revenue	-	268	-	-	370
Research and development	325	768	184	509	1,561
Sales and marketing	62	720	53	115	1,726
General and administrative	17	998	-	17	770
Total compensation for post-combination services	$404	$2,867	$237	$641	$4,582

(6) Acquisition related depreciation expense included in these amounts is as follows:
Cost of product revenue	$16	$(32)	$26	$42	$85
Cost of service revenue	20	20	16	36	68
Research and development	311	488	344	655	1,360
Sales and marketing	44	67	54	98	213
General and administrative	115	123	115	230	299
Total acquisition related depreciation expense	$506	$666	$555	$1,061	$2,025

(7) Total income tax adjustment included in these
amounts is as follows:
Tax effect of non-GAAP adjustments above	$(15,001)	$(19,544)	$(16,220)	$(31,221)	$(38,072)
Total income tax adjustments	$(15,001)	$(19,544)	$(16,220)	$(31,221)	$(38,072)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Non-GAAP EBITDA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Six Months Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017	2016

Income (loss) from operations (GAAP)	$(1,239)	$805	$(33,555)	$(34,794)	$(9,949)
Previous adjustments to determine non-GAAP income from operations	43,673	57,243	48,061	91,734	111,098
Non-GAAP Income from operations	42,434	58,048	14,506	56,940	101,149

Depreciation excluding acquisition related	9,383	8,929	9,534	18,917	16,926

Non-GAAP EBITDA from operations	$51,817	$66,977	$24,040	$75,857	$118,075

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Guidance to Non-GAAP Financial Guidance
(Unaudited)
(In millions, except net income per share - diluted)

	FY'17	FY'18 Updated (10/26/17)
GAAP revenue	$1,162.1	Low single-digit growth over FY'17
Deferred service revenue fair value adjustment	$19.5	~$7 million to ~$9 million
Deferred product revenue fair value adjustment	$6.8	~$2 million to ~$4 million
Amortization of intangible assets	$11.4	-
Non-GAAP revenue	$1,199.8	Relatively flat versus FY'17

	FY'17	FY'18
GAAP Net Income	$33.3	~105% to ~150% growth over FY'17
Deferred service revenue fair value adjustment	$19.5	~$7 million to ~$9 million
Deferred product revenue fair value adjustment	$6.8	~$2 million to ~$4 million
Amortization of intangible assets	$123.6	~$110 million to ~$112 million
Share-based compensation expenses	$39.2	~$45 million to ~$47 million
Business development & integration expenses*	$20.3	~$3 million to ~$5 million
New accounting standard implementation	$-	~$1 million to ~$2 million
Restructuring costs	$4.0	-
Other income	$(0.4)	-
Total Adjustments	$212.9	~$168 million to ~$179 million
Related impact of adjustments on income tax	$(67.7)	(~$56 million to ~$60 million)
Non-GAAP Net Income	$178.5	Mid-single to high single-digit growth over FY'17

GAAP net income per share (diluted)	$0.36	~115% to ~160% growth over FY'17
Non-GAAP net income per share (diluted)	$1.92	High-single to low double-digit growth over FY'17

Average Weighted Shares Outstanding (diluted)	92.9	89.9

*Business development & integration expenses include compensation for post-combination services and acquisition-related depreciation expense

CONTACT:
NETSCOUT SYSTEMS, INC.
Investors
Andrew Kramer, 978-614-4279
Vice President of Investor Relations
IR@netscout.com
or
Media
Donna Candelori, 408-571-5226
Senior Public Relations Manager
Donna.Candelori@netscout.com